ACME BRICK COMPANY 401(k) RETIREMENT & SAVINGS PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-101662) of Berkshire Hathaway, Inc. of our report dated June 8, 2021, relating to the financial statements of Acme Brick Company 401(k) Retirement & Savings Plan which appear in this Form11-K for the year ended December 31, 2021.

/s/ Whitley Penn LLP

Fort Worth, Texas

June 14, 2022

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